EXHIBIT 99.1

LETTER MAILED TO SHAREHOLDERS DATED JULY 27, 2010

July 27, 2010

Dear Spicy Pickle Franchising Shareholder

Following our recent board and management changes, you may have questions about our strategic direction, especially in light of the recession’s impact on restaurants and, to a  lesser but still meaningful extent, on our fast casual category.  We want to answer your questions but please bear in mind that the uncertain state of the economy continues to play a pivotal role that affects the pace of our turn-around strategy.  Having said that, here is a summary of our initial findings.  It lays out our planning and focus for the foreseeable future.

Discovery Process

In the first ten weeks with new management in place, many challenges and opportunities have been identified.  Several corrective actions have already been initiated.  For perspective, it is important to note, since the industry achieved its high water mark for store sales and franchise growth prior to the recession, virtually the entire retail and restaurant industries have experienced precipitous declines in same store sales and growth momentum.  The Spicy Pickle brand has likewise been affected by these macroeconomic forces.  In essence, the retail world and consumer expectations changed. Consumer confidence plummeted and discretionary spending followed suit.  The Spicy Pickle brand found itself slightly out of position in light of the “value oriented mentality” that exists today.  Management is quickly correcting our messaging and offerings to better align with current consumer expectations.

Franchising Support

We have revised our franchise support policies, including increased visitations and operational support to all the stores on a quarterly basis.  We have also initiated new marketing guidelines to increase our advertising exposure around every store by creating “Limited Time Offers”.  These will be continuing or sustaining on a routine schedule.  We have redesigned the menu boards, point of sales materials and printed menus, and then produced them for all stores, utilizing our national ad-fund dollars.

Corporate Structure

As you know, for several years the company has been investing in the necessary systems and programs to support brand development and sustained store growth.  As a result, we have operated with a negative cash flow.  Corporate staffing, although substantially curtailed from pre-recession highs in 2007, needed further refinement and that was accomplished in the quarter ended June 30.  Key personnel needed to affect our turn-around have been added.  We are now structured with a highly talented full time corporate staff of 13 professionals, nine in our Denver office and four in our Vancouver, B.C. office, which is the appropriate level for our current stage of growth.  As cost containment, we are outsourcing those functions that do not require a full time position.

90 Madison Street, Suite 700, Denver, Colorado 80206   (303) 297-1902   Facsimile (303) 297-1903

Bread Garden Brand

In 2008, we acquired the rights to operate the Bread Garden Urban Cafés in Canada.  This group has grown, adding 80% new stores to its base in the last 20 months.  The brand now has 18 operating units.  The Olympics in Vancouver greatly aided in brand awareness in early 2010 and the Canadian economy and lending sources have remained stable in comparison to the US.

Although store volumes of Bread Garden Urban Cafes have remained relatively constant over time, the 30-year-old brand is in need of further menu development and branding refinement, both currently underway.  Real estate locations are very good for the most part, and management is currently working on concept evolution, menu and new product development, and increased operational and advertising support for all stores.

Summary Findings

The Board of Directors took proper corrective action by restructuring itself and recruiting new management with experience building brands.  Additionally, the newly constituted board brings broader expertise in branding, restaurant operations, franchising, and public company management.  Having identified the company’s current strengths, weaknesses, and opportunities, we have begun to implement a turn-around strategy which will continue to unfold.  In the short time we have had to make changes, we have been able to put both our brands in a position to begin their climb out of their recessionary decline.

The executive summary of the plan follows.

Turn-Around Action Plan

Effective immediately, the focus of our entire organization will be:

1.) Drive Top Line Sales: Three functional areas
a. Create and Implement an “Integrated Marketing Strategy” and routinely place effective and sustained advertising around all stores.
b. Improve operational consistency and customer services through regular visitations and support of the franchisees.
c. Refine “Brand Identity” of Spicy Pickle and Bread Garden Urban Café and clarify positioning within the fast casual category.
2.) Reduce Expenses: Three functional areas
a. Renegotiate supply and distribution contracts to lower cost of goods, which will potentially increase franchise profitability.
b. Simplify operational procedures and labor scheduling techniques to lower labor costs
c. Improve financial reporting and coaching of franchisees, to establish benchmarks and best practices for success.
3.) Re-organize corporate staff to meet the needs of the franchise community, maximizing cost efficiencies and ROI.
a. Execute reduction in force to eliminate non-essential personnel and minimize cash burn.
b. Recruit required expertise to execute turn-around plan, while out-sourcing as many functions as practical.
c. Develop three year business plan and budget with quantifiable goals, objectives and timelines.

4.) Create and execute an IR/PR plan to re-launch both brands and support shareholder value
a. Appoint IR and PR agencies to design plans and position our brands to tell the “re-emergence” story
b. Attend targeted industry conferences and participate on panels or committees when desirable for the purpose of creating brand awareness.
5.) Identify target brands for possible acquisition in 2011 and 2012, thereby leveraging executive infrastructure and franchising systems across a broader platform.
6.) Develop an International expansion strategy to take advantage of additional growth opportunities and current interest, while the US economy goes through correction.

Summary:

In light of the current internal reorganization and stabilizing economic conditions  the company is passing through, we believe there is considerable up-side potential to realize our growth goals.  We have reason for optimism regarding the future of our brands.  However a few variables need to fall into place.

First, macro-economic conditions must continue to stabilize and improve so that consumer confidence and discretionary spending will likewise improve.  Virtually all retail industries, including restaurants and franchising, have been suppressed by recent conditions.

Second, adequate funding must be available to effectively execute the business plan.  We have addressed the initial need for funding through the establishment of a $2,000,000 credit facility in June, 2010.

Third, franchise lending and financial markets must free-up in order for us to re-start the growth engines, once we have the operational elements corrected.  Capital availability will also be crucial if we wish to acquire additional brands under our corporate umbrella.

We have identified several immediate opportunities and adjustments which we are making relatively quickly, that we believe will have a positive impact on the primary objectives listed above. Through a combination of frugal expense policies and sustained sales building efforts, we will focus on minimizing negative cash flow while simultaneously growing the brands.

We are in the final stages of creating a thorough business plan which will provide the foundation that can take the company through the turn-around and into the next several years of growth.

Thank you for your attention and your continuing support is greatly appreciated.  Your responses are welcome.  We are available for further explanation at any time.

Best Regards,

Mark Laramie
Chief Executive Officer